Exhibit 99.2

Schedule of Transactions in Common Stock by Maran SPV1 LP

Nature of Transaction	Amount of Securities Purchased or Sold	Per Share Price ($)	Date of Purchase or Sale
Stock Purchase	24,425	11.00	10/1/2025
Stock Purchase	2,831	10.99	10/2/2025
Stock Purchase	7,182	11.14	10/3/2025
Stock Purchase	4,066	11.11	10/6/2025
Stock Purchase	21,254	11.07	10/7/2025
Stock Purchase	3,410	11.06	10/8/2025
Stock Purchase	19,343	11.00	10/9/2025
Stock Purchase	23,790	10.97	10/10/2025
Stock Purchase	4,548	11.01	10/13/2025
Stock Purchase	24,151	11.07	10/14/2025
Stock Purchase	12,728	11.06	10/15/2025
Stock Purchase	3,319	11.01	10/16/2025
Stock Purchase	23,670	11.01	10/17/2025
Stock Purchase	9,506	11.01	10/20/2025
Stock Purchase	14,875	11.03	10/21/2025
Stock Purchase	17,977	11.01	10/22/2025
Stock Purchase	11,977	11.04	10/23/2025
Stock Purchase	34,333	10.97	10/24/2025
Stock Purchase	19,643	11.04	10/27/2025
Stock Purchase	11,972	11.03	10/28/2025
Stock Purchase	15,091	10.99	10/29/2025
Stock Purchase	9,315	11.01	10/30/2025
Stock Purchase	13,504	11.02	10/31/2025
Stock Purchase	17,256	11.02	11/3/2025
Stock Purchase	9,470	11.04	11/4/2025
Stock Purchase	10,364	11.02	11/5/2025
Stock Purchase	8,393	10.92	11/6/2025
Stock Purchase	11,607	10.92	11/7/2025
Stock Purchase	8,000	11.02	11/10/2025
Stock Purchase	10,902	11.08	11/11/2025
Stock Purchase	225	11.03	11/13/2025
Stock Purchase	1,873	11.04	11/14/2025
Stock Purchase	69,000	11.01	11/17/2025

Schedule of Transactions in Common Stock by Plaisance SPV I, LLC

Nature of Transaction	Amount of Securities Purchased or Sold	Per Share Price ($)	Date of Purchase or Sale
Stock Sale	68,778	11.01	11/17/2025

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